UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously disclosed on October 3, 2012, Angelo C. Brisimitzakis, the Chief Executive Officer of Compass Minerals International, Inc. (the “Company”), retired from the Company and the Company's board of directors effective December 28, 2012.

The Company’s Board of Directors appointed Richard S. Grant, currently the Lead Independent Director on the Company's board of directors, to serve as Interim Chief Executive Officer (“CEO”) effective December 29, 2012 until a permanent CEO commences employment.  Set forth below is a brief description of the material terms of his compensation arrangement:

•
Fees:  Mr. Grant will receive an additional $50,000 per month, pro-rated for partial months.  Board and committee fee amounts will continue to be paid, but the Lead Independent Director fee will be eliminated for the period that Mr. Grant serves as Interim CEO.

•	Expenses. Mr. Grant will be reimbursed for travel and interim living expenses incurred in his Interim CEO role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 31, 2012	COMPASS MINERALS INTERNATIONAL, INC.

	By:	/S/ RODNEY L. UNDERDOWN
	Name:	Rodney L. Underdown
	Its:	Vice President and Chief Financial Officer